Exhibit 10.1

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement, dated as of December 6, 2012 (this “Agreement”), is made by and between each of The Fairholme Fund (“FAIRX”) and Fairholme Focused Income Fund (“FOCIX”) (each a “Fund”), and The Howard Hughes Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, upon consummation of the Company’s predecessors’ plan of reorganization, the Company issued to the Funds in the aggregate 1,916,667 warrants pursuant to a Warrant Agreement, dated as of November 9, 2010, between the Company and Mellon Investors Services LLC (the “Warrant Agreement”) to purchase up to an aggregate 1,916,667 shares of the Company’s common stock, par value $0.01 per share (the “Warrants”);

WHEREAS, FAIRX owns 1,896,270 Warrants, and FOCIX owns 20,397 Warrants;

WHEREAS, the Company desires to purchase the Warrants from each Fund, and each Fund desires to sell the Warrants to the Company, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and intending to be legally bound hereby, the Company and each Fund hereby agree as follows:

1.              Purchase and Sale of Warrants.  The Company agrees to purchase the Warrants from each Fund, and each Fund agrees to sell, transfer, assign and deliver the Warrants to the Company, free and clear of any liens, security interests, encumbrances, claims, liabilities, restrictions or third party rights (each, a “Lien”).  The aggregate consideration paid to the Funds by the Company for the Warrants shall be an amount of cash equal to FIFTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND TEN AND 00/100 DOLLARS ($57,500,010.00), or $30.00 per Warrant (the “Cash Consideration”).

2.              Closing.  The closing of the purchase and sale of the Warrants (the “Closing”) shall take place on December 7, 2012 (or on such other date as the parties shall agree).  At the Closing: (i) each Fund shall deliver to the Company its warrant certificate evidencing the Warrants duly endorsed in blank and (ii) the Company shall deliver the Cash Consideration in immediately available funds by wire transfer to one or more bank accounts designated by each Fund.

3.              Representation, Warranties and Agreements of the Fund.  Each Fund hereby represents and warrants to and agrees with the Company as follows:

(a)                                 The Fund has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)                                 this Agreement has been duly executed and delivered by the Fund and constitutes the valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms;

(c)                                  the Fund is the sole legal and beneficial owner of its Warrants.  The Fund holds its Warrants free and clear of any Liens and, at the Closing, the Fund will transfer and deliver to the Company good and valid title to its Warrants free and clear of any Lien;

(d)                                 no approval, authorization, consent or filing with any governmental entity having jurisdiction over the Fund is required by the Fund in connection with the execution, delivery and performance of this Agreement by the Fund;

(e)                                  the execution, delivery and performance of this Agreement by the Fund does not contravene or conflict with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to the Fund, other than the possible application of certain provisions of the Warrant Agreement to the transaction, each of which has been waived by the Company;

(f)                                   the Fund is a sophisticated investor, has performed all due diligence it deems necessary and has not relied on any representations or other statements made or information provided by the Company or any of its representatives in connection with the consummation of the transactions contemplated herein other than as expressly set forth in Section 4 of this Agreement;

(g)                                  the Fund is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for an investment banking fee, commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement; and

(h)                                 the Fund: (i) acknowledges that the Company possesses material non-public information not known to the Fund that could impact the value of its Warrants and (ii) irrevocably waives any claim that it may have based on the failure of the Company to disclose such information.

4.              Representations, Warranties and Agreements of the Company.  The Company hereby represents and warrants to and agrees with each Fund as follows:

(a)                                 the Company has full power and authority and right to execute and deliver this Agreement and to perform its obligations hereunder;

(b)                                 this Agreement has been executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

(c)                                  no approval, authorization, consent or filing is required in connection with the execution,  delivery and performance of this Agreement by the Company, except filings that may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(d)                                 the execution, delivery and performance of this Agreement by the Company does not contravene or conflict with: (i) the certificate of incorporation or bylaws of the Company; or (ii) with any material agreement, contract or other instrument, or any law, rule, regulation, order or decree, binding upon or applicable to the Company;

(e)                                  the Company is a sophisticated investor, has performed all due diligence it deems necessary and has not relied on any representations or other statements made on information provided by the Fund or any of its representatives in connection with the consummation of the transactions contemplated herein other than as expressly set forth in Section 3 of this Agreement;

(f)                                   the Company is not party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Fund for an investment banking fee, commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement;  and

(g)                                  in connection with the Company’s purchase and the Fund’s sale of the Warrants, the Company hereby irrevocably waives the application to the Fund and to the purchase and sale of the Warrants of each provision of the Warrant Agreement that would require an act by either the Company or the Fund that is not required by or would be inconsistent with this Agreement.

5.              Miscellaneous.

(a)                                 Each Fund and the Company agree to cooperate with each other in executing and delivering all further documents necessary to effect the purchase and sale of the Warrants and agree to cooperate with each other for purposes of effecting the other terms of this Agreement.

(b)                                 All representations, warranties, covenants and obligations on this Agreement will survive the Closing.

(c)                                  Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and executed by each Fund and the Company.

(d)                                 This Agreement shall be binding upon and inure to the benefit of each Fund and the Company and their respective administrators, successors, assigns and legal representatives.

(e)                                  This Agreement shall be construed in accordance in accordance and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York without regard to conflict of law principles.

(f)                                   This Agreement contains the entire agreement for the parties hereto with respect to the purchase and sale of the Warrants, and supersedes all prior understanding and agreements of each Fund and the Company with respect to the subject matter hereof.

(g)                                  This Agreement may be executed in counterparts each of which shall be and original with the same effect as if the signatures thereto and hereto were upon the same instrument.  No provision of this Agreement is intended to confer upon any person other than each Fund and the Company any rights or remedies hereunder.

(h)                                 If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, each Fund and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Fund and the Company as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i)            All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier:

(1)         if to the Company, to:

The Howard Hughes Corporation

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

Attention: General Counsel

Facsimile: (214) 741-3021

(2)         if to either Fund, to

c/o Fairholme Capital Management, LLC

4400 Biscayne Boulevard, 9th Floor

Miami, Florida 33137

Attention: Bruce R. Berkowitz

Facsimile: (305) 358-3000

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

THE HOWARD HUGHES CORPORATION

By:	/s/ David R. Weinreb
David R. Weinreb
Chief Executive Officer

FAIRHOLME FUNDS, INC.
on behalf of its series The Fairholme Fund

By:	/s/ Bruce R. Berkowitz
Name: Bruce R. Berkowitz
Title: President

FAIRHOLME FUNDS, INC.
on behalf of its series Fairholme Focused Income Fund

By:	/s/ Bruce R. Berkowitz
Name: Bruce R. Berkowitz
Title: President

Signature Page to Warrant Purchase Agreement